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                                                                   EXHIBIT 23.2



The Board of Directors
Doane Products Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                     /s/ KPMG Peat Marwick LLP

                                                         KPMG Peat Marwick LLP



Houston, Texas
April 29, 1997